Exhibit 4.6
FIRST AMENDMENT TO VOTING AGREEMENT
     THIS FIRST AMENDMENT TO VOTING AGREEMENT (this “Amendment”) is made as of the 10th day of October, 2007 among QLIK TECHNOLOGIES INC. (the “Company”), QLIKTECH INTERNATIONAL AB (the “Subsidiary”) and the undersigned stockholders of the Company, and amends that certain Voting Agreement dated as of November 17, 2004, by and among the Company, the Subsidiary, and the stockholders of the Company party thereto (the “Voting Agreement”).
Background
     WHEREAS, the parties desire to amend the Voting Agreement as provided below; and
     WHEREAS, Section 17 of the Voting Agreement provides that any term thereof may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of: (a) the Company, (b) the Subsidiary, (c) the holders of a majority of the then outstanding Common Stock held by the Parties, and (d) the Investors constituting the Approving Preferred.
     ACCORDINGLY, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:
     1. Amendments to Voting Agreement. The Voting Agreement is hereby amended as follows:
          (a) Subclause (c) of the second recital of the Voting Agreement is hereby deleted in its entirety and replaced with the following:
     “(c) the holders of Common Stock and holders of shares of Preferred Stock (on an as converted to Common Stock basis), voting together as a class, shall be entitled to elect any remaining members of the Board (the “Remaining Directors”);”
          (b) Section 2 of the Voting Agreement is hereby deleted in its entirety and replaced with the following:
     “2. Board Size. The holders of Investor Shares and Common Holder Shares shall vote at a regular or special meeting of stockholders (or by written consent) such shares that they own (or as to which they have voting power) to ensure that the size of the Board and the Subsidiary Board shall be set and remain at no less than six (6) directors and no more than eight (8) directors; provided, however, that the size of each such board may be subsequently increased or decreased pursuant to an amendment of this Agreement in accordance with Section 17 hereof.”

          (c) Section 3(a)(iii) of the Voting Agreement is hereby deleted in its entirety and replaced with the following:
          “(iii) In any election of the directors of the Company to elect the Remaining Directors, the Investors and the Common Holders shall each vote at any regular or special meeting of the stockholders (or by written consent) the voting securities of the Company then owned by them (or as to which they then have voting power) to elect the Remaining Directors in accordance with the Restated Certificate and the Company’s Bylaws; provided, however, that the Investors and the Common Holders shall each vote the voting securities of the Company then owned by them (or as to which they then have voting power) as may be necessary to elect two of such Remaining Directors as follows: (A) the Company’s Chief Executive Officer (as appointed by the Board from time to time) and (B) an individual having relevant industry experience relating to the Company’s business who is approved by each of the other members of the Board.”
          (c) Section 3(b)(iii) of the Voting Agreement is hereby deleted in its entirety and replaced with the following:
          “(iii) In any election of the directors of the Subsidiary to elect the Subsidiary Remaining Directors, the Investors and the Common Holders shall each vote at any regular or special meeting of the stockholders (or by written consent) the voting securities of the Company then owned by them (or as to which they then have voting power) to elect the Subsidiary Remaining Directors in accordance with the Restated Certificate and the Company’s Bylaws; provided, however, that the Investors and the Common Holders shall each vote the voting securities of the Company then owned by them (or as to which they then have voting power) as may be necessary to elect two of such Subsidiary Remaining Directors as follows: (A) the Subsidiary’s Chief Executive Officer (as appointed by the Board from time to time) and (B) an individual having relevant industry experience relating to the Subsidiary’s business who is approved by each of the other members of the Subsidiary Board.”
     3. Defined Terms. Capitalized terms used and not defined herein have the meanings ascribed thereto in the Voting Agreement.
     4. Continuing Validity of Voting Agreement. Except as amended hereby, the Voting Agreement shall continue in full force and effect subject to the terms and conditions thereof.
     5. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to its conflict of laws provisions.

     6. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature page(s) follows]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

QLIK TECHNOLOGIES INC.
By:	/s/ Måns Hultman
Print Name:
Title:

QLIKTECH INTERNATIONAL AB
By:	/s/ Måns Hultman
Print Name:
Title:

ACCEL EUROPE L.P.
By:	Accel Europe Associates, L.P.
Its General Partner

By:	Accel Europe Associates, L.L.C.
Its General Partner

By:	/s/ Bruce Golden
Print Name:
Title:

ACCEL EUROPE INVESTORS 2004 L.P.
By:	/s/ Bruce Golden
Print Name:
Title:

JERUSALEM VENTURE PARTNERS IV, L.P.
By:	Jerusalem Partners IV, L.P.
Its General Partner

By:	JVP Corp. IV
Its General Partner

By:	/s/ Erel Margalit
Print Name:
Title:

JERUSALEM VENTURE PARTNERS IV-A, L.P.
By:	Jerusalem Partners IV, L.P.
Its General Partner

By:	JVP Corp. IV
Its General Partner

By:	/s/ Erel Margalit
	Print Name:	Erel Margalit
	Title:	Managing Partner

JERUSALEM VENTURE PARTNERS ENTREPRENEURS FUND IV, L.P.
By:	Jerusalem Partners IV, L.P.
Its General Partner

By:	JVP Corp. IV
Its General Partner

By:	/s/ Erel Margalit
	Print Name:	Erel Margalit
	Title:	Managing Partner

JERUSALEM VENTURE PARTNERS IV (ISRAEL), L.P.

By:	Jerusalem Partners IV — Venture Capital, L.P.
Its General Partner

By:	JVP Corp. IV
Its General Partner

By:	/s/ Erel Margalit
	Print Name:	Erel Margalit
	Title:	Managing Partner

/s/ Mans Hultman
Måns Hultman

/s/ Lars Björk
Lars Björk

/s/ Claes Björk
Claes Björk

/s/ Alexander Ott
Alexander Ott

STIFTELSEN INDUSTRIFONDEN
By:	/s/ Claes de Neergaard		/s/ Tommy Nilsson
	Print Name:	Claes de Neergaard	Tommy Nilsson
	Title:	President	Investment Director

SUNDET INVESTMENT
By:	/s/ Mans Hultman
Print Name:
Title: